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                                                                   Exhibit 10.10

                             AC SAFETY HOLDING CORP.
                         2004 DEFERRED COMPENSATION PLAN

                            Dated as of April 7, 2004

         The AC Safety Holding Corp. 2004 Deferred Compensation Plan (the "Plan") has been adopted by AC Safety Holding Corp., a corporation organized under the laws of the state of Delaware, effective as of the Effective Date (as hereinafter defined), for the benefit of its eligible employees. The Plan is a nonqualified deferred compensation plan pursuant to which the employees of the Company (as hereinafter defined) who are selected for participation in the Plan may defer compensation. The Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                                    ARTICLE I

                                   DEFINITIONS

         The following words and phrases used in this Plan shall have the respective meanings set forth below unless the context clearly indicates to the contrary. Wherever appropriate herein, words used in the singular shall be considered to include the plural, words used in the plural shall be considered to include the singular, and the masculine gender shall be deemed to include the feminine gender.

         Section 1.1 "Administrator" shall mean the Company acting through the Board or any Person to whom it delegates its authority pursuant to Article V.

         Section 1.2 "Board" shall mean the Board of Directors of the Company.

         Section 1.3 "Bonus" shall mean that portion of the consideration received by a Participant on the Closing Date as a "Transaction Bonus" that is credited to such Participant's Deferred Compensation Account in accordance with
Section 2.2 of the Plan, pursuant to and determined in accordance with the Participant's Subscription Agreement.

         Section 1.4 "Closing Date" shall mean the date on which the Proposed Merger is consummated.

         Section 1.5 "Come Along Transaction" shall have the meaning given to such term in the Stockholders' Agreement.

         Section 1.6 "Common Stock" shall mean shares of Company's common stock, par value $0.01 per share.

         Section 1.7 "Company" shall mean AC Safety Holding Corp., a Delaware corporation.

         Section 1.8 "Deferred Common Stock Unit" shall mean the right of a Participant to receive one share of Common Stock as of the Distribution Date in accordance with Article IV.



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         Section 1.9 "Deferred Compensation Account" of a Participant shall mean the bookkeeping account established on behalf of the Participant in accordance with Section 3.1.

         Section 1.10 "Deferred Preferred Stock Unit" shall mean the right of a Participant to receive one share of Preferred Stock as of the Distribution Date in accordance with Article IV.

         Section 1.11 "Distribution Date" shall mean the date on which the event described in Section 4.1 shall occur.

         Section 1.12 "Effective Date" means the effective date of the Plan which shall be the Closing Date.

         Section 1.13 "Exit Event" shall be deemed to have occurred (i) upon the expiration of the period of time following the consummation of an Initial Offering, as determined by the managing underwriters, during which the Bear Group Holders (as such term is defined in the Stockholders' Agreement) or any other stockholders of the Company are contractually prohibited from selling, making any short sale of, granting any option for the purchase of, or otherwise disposing of any Common Stock or Preferred Stock, or securities convertible into shares of Common Stock or Preferred Stock, (ii) upon consummation of a Realization Event (as defined in the Company's 2004 Stock Incentive Plan) or
(iii) upon any change of control (or similar event, however denominated) with respect to the Company under and as defined in any indenture or agreement to which the Company or any of its subsidiaries is a party with respect to indebtedness for borrowed money in the excess of the aggregate principal amount of $100,000,000.

         Section 1.14 "Fund" shall have the meaning set forth in Section 3.4.

         Section 1.15 "Initial Offering" shall mean the initial offering of Common Stock or Preferred Stock or equity securities of any Person that owns in excess of 75% of the outstanding voting securities of the Company pursuant to
(i) an offering registered under the Securities Act or (ii) an offering consummated pursuant to Rule 144A under the Securities Act.

         Section 1.16 "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of March 10, 2004, by and among the Company, AC Safety Acquisition Corp., a Delaware corporation, and Aearo Corporation, a Delaware corporation, as it may be amended, supplemented or restated from time to time.

         Section 1.17 "Participant" shall mean any person included in the Plan as provided in Article II.

         Section 1.18 "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         Section 1.19 "Plan" shall mean the AC Safety Holding Corp. 2004 Deferred Compensation Plan, as set forth in this document and as it may hereafter be amended from time to time.



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         Section 1.20 "Preferred Stock" shall mean shares of the Company's
Series A Preferred Stock, par value $0.01 per share.

         Section 1.21 "Proposed Merger" shall mean that certain proposed merger of AC Safety Acquisition Corp. into Aearo Corporation.

         Section 1.22 "Public Sale" shall have the meaning given to such term in the Stockholders' Agreement.

         Section 1.23 "Stockholders' Agreement" shall mean the Stockholders' Agreement dated as of the date hereof, by and among the Company and the holders party thereto, as it may be amended, supplemented or restated from time to time.

         Section 1.24 "Subsidiary" shall mean with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person. The term "Control" means the possession, directly or indirectly, of the power to cause or director the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Section 1.25 "Subscription Agreement" with respect to any Person shall mean any Subscription Agreement (however denominated) dated as of the Closing Date between such Person and the Company that contains a provision expressly providing for a bonus credit under this Plan in an amount equal to the Transaction Bonus set forth in such Subscription Agreement.

         Section 1.26 "Tag Along Transaction" shall have the meaning given to such term in the Stockholders' Agreement.

         Section 1.27 "Termination of Employment" shall mean the time when the employee-employer relationship between the Participant and the Company or any of its Subsidiaries is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, disability, death or retirement, but excluding transfers of such Participant's employment among and between the Company and any Subsidiary of the Company.

                                   ARTICLE II

                                  PARTICIPATION

         Section 2.1 Participation. Unless otherwise determined by the Administrator in its sole discretion, each employee of the Company who is a party to a Subscription Agreement and is actively employed by the Company or any of its Subsidiaries as of the Closing Date shall be eligible to participate in the Plan.

         Section 2.2 Deferred Compensation Account. In accordance with the terms set forth in the Subscription Agreement, on the Closing Date, each Participant's Deferred Compensation Account shall be credited with such Participant's Bonus in such amount as is set forth in such Participant's Subscription Agreement.



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                                  ARTICLE III

                                    ACCOUNTS

         Section 3.1 Deferred Compensation Accounts.

             (a) The Administrator shall establish and maintain for each Participant a Deferred Compensation Account to which shall be (i) credited the amounts determined under Section 3.1(b) and (ii) debited the amount of any distributions under the Plan.

             (b) As of the Closing Date, each Participant's Deferred Compensation Account shall be credited with the number of Deferred Common Stock Units and Deferred Preferred Stock Units set forth in his Subscription Agreement. Notwithstanding any other provision of this Plan, no amount shall be credited to any Participant's Deferred Compensation Account prior to the Closing Date.

         Section 3.2 Designation of Beneficiary. Each Participant shall have the right to designate, revoke and redesignate beneficiaries hereunder and to direct payment of the amount or distribution of the items credited to his Deferred Compensation Account to such beneficiaries upon his death. Designation, revocation and redesignation of beneficiaries shall be made on such form as shall be designated by the Administrator and shall be effective upon delivery to the Administrator.

         Section 3.3 Assignments Prohibited. No part of a Participant's Deferred Compensation Account shall be liable for the debts, contracts or engagements of any Participant, his beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any rights to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever except to designate a beneficiary as provided herein.

         Section 3.4 Fund. The Administrator may, in its discretion, establish a fund (the "Fund") to which the Company may contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under this Plan; provided, however, that such Fund shall remain a general asset of the Company subject to the rights of creditors of the Company in the event of the Company's bankruptcy or insolvency as defined in any such Fund. The Company shall designate a trustee to hold any such Fund in trust in accordance with the terms of the applicable trust agreement. The Company's obligations under this Plan may be satisfied with Fund assets distributed pursuant to the terms of the trust, and any such distribution shall reduce the Company's obligations under this Plan.

         Section 3.5 Dividend Equivalents.

             (a) As of the date the Company pays any dividend (other than cash dividends) on shares of Common Stock or Preferred Stock, each Participant's Deferred Compensation Account shall be credited with that number of Deferred Common Stock Units or Deferred Preferred Stock Units, as applicable, equal to the ratio of (i) the aggregate value of the dividend that would have been payable on the respective units held by such Participant immediately prior to such payment date had the shares of Common Stock or Preferred Stock represented by the respective units been outstanding as of such payment date to (ii) the fair market value of the shares of Common Stock or Preferred Stock, as applicable, as such fair market value is determined as of that time in good faith by the Administrator for purposes of this Plan. Any such determination by the Administrator in good faith shall be final and binding on all persons.



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             (b) As promptly as practicable following the date the Company pays any cash dividend on shares of Common Stock or Preferred Stock, the Company shall pay to each Participant an amount in cash equal to the product of (i) the number of Deferred Common Stock Units or Deferred Preferred Stock Units, as applicable, in such Participant's Deferred Compensation Account at the time of the record date for such dividend multiplied by (ii) the per share cash amount of such dividend with respect to shares of Common Stock or Preferred Stock, as the case may be.

         Section 3.6 Non-Consummation of Proposed Acquisition. Notwithstanding any other provision of the Plan, in the event that the Proposed Merger Agreement is terminated in accordance with its terms prior to the Closing Date, the Plan will terminate as of the effective date of such termination, and in each such case all Bonuses shall become void and of no effect as of the date of Plan termination.

                                   ARTICLE IV

                                    BENEFITS

         Section 4.1 Time of Distribution.

             (a) Each Participant's Deferred Compensation Account shall be distributed to the Participant (or his beneficiaries, as applicable), less any amounts required to be withheld by applicable law, (i) upon (or as soon as reasonably practicable following) the earlier to occur following the Closing Date of (A) the Participant's Termination of Employment and (B) an Exit Event and (ii) as set forth in Section 4.1(b) and Section 4.1(c) below.

             (b) Notwithstanding anything to the contrary contained herein, if a Participant has the right to transfer shares of Common Stock and/or Preferred Stock pursuant to the exercise of tag along rights or registration rights in accordance with Section 2(a) or Section 4, respectively, of the Stockholders' Agreement, then the Company will issue and distribute to the Participant the following:

                           (i) with respect to the Common Stock, a number of
                  shares equal to the maximum number of shares of Common Stock that the Participant is entitled to sell in such Tag Along Transaction or Public Sale (after giving effect to the cutback provisions contained in Section 4(a)(v) or Section 4(b)(ii), as the case may be, of the Stockholders' Agreement), as applicable; and/or

                           (ii) with respect to the Preferred Stock, a number of
                  shares equal to the maximum number of shares of Preferred Stock that the Participant is entitled to sell in such Tag Along Transaction or Public Sale (after giving effect to the cutback provisions contained in Section 4(a)(v) or Section 4(b)(ii), as the case may be, of the Stockholders' Agreement), as applicable.



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         In connection with distributions of Common Stock pursuant to this
Section 5.1(b), the Participant's Deferred Compensation Account will be decreased by (A) decreasing the number of Deferred Common Stock Units held in such account by the number of shares of Common Stock distributed pursuant to the immediately preceding sentence and (B) decreasing the number of Deferred Preferred Stock Units held in such account by the number of shares of Preferred Stock distributed pursuant to the immediately preceding sentence.

             (c) Notwithstanding anything to the contrary contained herein, if a Participant has the obligation to transfer shares of Common Stock and/or Preferred Stock pursuant to the exercise of come along rights in accordance with
Section 2(b) of the Stockholders' Agreement, then the Company will issue and distribute to the Participant the following:

                           (i) with respect to the Common Stock, a number of
                  shares equal to the maximum number of shares of Common Stock that the Participant is required to sell in such Come Along Transaction; and/or

                           (ii) with respect to the Preferred Stock, a number of
                  shares Preferred Stock equal to the maximum number of shares of Preferred Stock that the Participant is required to sell in such Come Along Transaction.

         In connection with distributions of Common Stock pursuant to this
Section 4.1(c), the Participant's Deferred Compensation Account will be decreased by (A) decreasing the number of Deferred Common Stock Units held in such account by the number of shares of Common Stock distributed pursuant to
Section 4.1(c)(i) above and (B) decreasing the number of Deferred Preferred Stock Units held in such account by the number of shares of Preferred Stock distributed pursuant Section 4.1(c)(ii) above.

         Section 4.2 Form of Distribution. With respect to Deferred Common Stock Units, all distributions from the Plan shall be made in the form of whole shares of Common Stock with fractional shares credited to federal income taxes withheld. With respect to Deferred Preferred Stock Units, all distributions from the Plan shall be made in the form of whole shares of Preferred Stock with fractional shares credited to federal income taxes withheld. Tax withholding with respect to such distributions shall be pursuant to Section 6.4.

         Section 4.3 Stockholders' Agreement. Notwithstanding anything else contained herein to the contrary, prior and as a condition to the distribution of shares of Common Stock or Preferred Stock to a Participant hereunder, such Participant shall execute an Adoption Agreement (as defined in the Stockholders' Agreement) pursuant to which such Participant shall become a party to and be bound by the Stockholders' Agreement and upon such execution such Participant shall have all the rights and obligations of a Non-Bear Group Holder (as defined in the Stockholders' Agreement) thereunder.



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                                   ARTICLE V

                            ADMINISTRATIVE PROVISIONS

         Section 5.1 Administrator's Duties and Powers.

             (a) The Board shall conduct the general administration of the Plan in accordance with the Plan and shall have full discretionary power and authority to carry out that function. Among its necessary powers and duties, are the following:

                           (i) To delegate all or part of its function as
                  Administrator to others and to revoke any such delegation.

                           (ii) To determine questions of eligibility of
                  Participants and their entitlement to benefits.

                           (iii) To select and engage attorneys, accountants,
                  actuaries, trustees, appraisers, brokers, consultants, administrators, physicians or other persons to render service or advice with regard to any responsibility the Administrator or the Board has under the Plan, or otherwise, to designate such persons to carry out responsibilities, and (with the Company, the Board and its officers, trustees and employees) to rely upon the advice, opinions or valuations of any such persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith.

                           (iv) To interpret the Plan for purpose of the
                  administration and application of the Plan, in a manner not inconsistent with the Plan or applicable law and to amend or revoke any such interpretation.

                           (v) To adopt Rules of the Plan that are not
                  inconsistent with the Plan or applicable law and to amend or revoke any such rules.

             (b) Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties, except to the extent found by a court of competent jurisdiction to be unreasonable.

         Section 5.2 Indemnification by the Company; Liability Insurance.

             (a) The Company shall pay or reimburse any of the Company's officers, directors or employees who administer the Plan for all expenses incurred by such persons in, and shall indemnify and hold them harmless from, all claims, liability and costs (including reasonable attorneys' fees) arising out of the good faith performance of their Plan functions.

             (b) The Company may obtain and provide for any such person, at the Company's expense, liability insurance against liabilities imposed on him by law.

         Section 5.3 Limitations Upon Powers. The Plan shall be uniformly and consistently administered, interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably in accordance with the specified purposes of the Plan.



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         Section 5.4 Recordkeeping.

             (a) The Administrator shall maintain suitable records as follows:
(i) records of each Participant's individual Deferred Compensation Accounts,
(ii) records which show the operations of the Plan, and (iii) records of its deliberations and decisions.

             (b) The Administrator may appoint a secretary to keep the record of proceedings, to transmit its decisions, instructions, consents or directions to any interested party, to execute and file, on behalf of the Administrator, such documents, reports or other matters as may be necessary or appropriate under applicable law to perform ministerial acts.

             (c) The Administrator shall not be required to maintain any records or accounts which duplicate any records or accounts maintained by the Company.

         Section 5.5 Service of Process. The Secretary of the Company is hereby designated as agent of the Plan for the service of legal process.

         Section 5.6 Service in More than One Capacity. Any person or group of persons may serve in more than one capacity with respect to the Plan.

         Section 5.7 Statement to Participants. The Administrator shall from time to time in its discretion furnish to each Participant a statement setting forth the value of his Deferred Compensation Accounts and such other information as the Administrator shall deem advisable to furnish.

         Section 5.8 Corporate Changes. If the Company at any time (a) increases or decreases the number of shares of its Common Stock or Preferred Stock then outstanding proportionately to all holders of such shares, whether by stock dividend, stock split, consolidation of shares, or (b) otherwise effectuates any change in the capitalization of the Company (whether by way of merger, consolidation, reorganization or recapitalization or otherwise), then all Deferred Common Stock Units and/or Deferred Preferred Stock Units theretofore credited shall be equitably adjusted with respect to the number of shares of such Common Stock or Preferred Stock, as applicable, represented thereby (or exchanged for a right to receive another class or kind of securities which shall continue to be subject to the terms and provisions of this Plan, mutatis mutandis) in such manner as shall be determined in good faith by the Administrator in its sole discretion.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         Section 6.1 Amendment of Plan. Except as may otherwise be prohibited by applicable law, the Plan may be wholly or partially amended by the Administrator from time to time including retroactive amendments; provided, however, that no amendment shall decrease the interest any Participant or any other person entitled to payment under the Plan has in the Participant's Deferred Compensation Accounts without such Participant's written approval.

         Section 6.2 Errors and Misstatements. In the event of any misstatement or omission of fact by a Participant to the Administrator or any clerical error resulting in payment of benefits in an incorrect amount, the Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts and shall pay the Participant or any other Person entitled to payment under the Plan any underpayment in cash in a lump sum or to recoup any overpayment from future payments to the Participant or any other Person entitled to payment under the Plan in such amounts as the Administrator shall direct or to proceed against the Participant or any other Person entitled to payment under the Plan for recovery of any such overpayment.



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         Section 6.3 Governing Law. This Plan shall be construed, administered and governed in all respects under and by applicable federal laws and, where state law is applicable, the laws of the State of Delaware.

         Section 6.4 Tax Withholding. During the time a Participant is employed with the Company or any Subsidiary, the Company (or Subsidiary, as applicable) shall deduct from such Participant's wages any amounts required to be withheld by the Company (or Subsidiary, as applicable) with respect to the accrual of a Participant's benefits hereunder. Further, there shall be deducted from each payment of a Participant's benefits under the Plan any taxes required to be withheld by the Company or any Subsidiary in respect of such payment. The Company (or Subsidiary, as applicable) shall have the right to reduce any payment by an amount sufficient to pay said taxes. In lieu of a deduction, the Committee may permit the Participant to pay or reimburse the Company (or Subsidiary, as applicable) for said taxes.

         Section 6.5 Limitation on Rights of Employees. The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract of employment between the Company (or Subsidiary, as applicable) and any Participant. Nothing contained in the Plan shall give any Participant the right to be retained in the service of the Company (or Subsidiary, as applicable) or to interfere with or restrict the right of the Company (or Subsidiary, as applicable), which is hereby expressly reserved, to discharge or retire any Participant, except as provided by law, at any time without notice and with or without cause. Inclusion under the Plan will not give any Participant any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to Participants or any other persons entitled to payments under the Plan.

         Section 6.6 Payment on Behalf of Minors. In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the administrator in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Company, the Board, the Administrator, and their officers, directors and employees.

         Section 6.7 References. Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed statute, regulation or document.



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         Section 6.8 Termination of the Plan. While the Plan is intended as a permanent program, the Board shall have the right at any time to declare the Plan terminated completely as to the Company or as to any division, facility or other operational unit thereof. In the event of any termination, the Administrator shall continue to maintain Participants' Deferred Compensation Accounts (in accordance with the terms of the Plan) and payment of such Deferred Compensation Accounts shall be made in accordance with Article IV; provided that the Board may, in its sole discretion, elect to accelerate the distribution date for Plan benefits to the date of such termination.

         Section 6.9 Effect Upon Other Plans. Except to the extent provided herein, nothing in this Plan shall be construed to affect the provisions of any other plan maintained by the Company.

         Section 6.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

         Section 6.11 Enforcement. In the event the Company or any Participant institutes litigation to enforce or protect its rights under the Plan, the party prevailing in any such litigation shall be paid by the non-prevailing party, in addition to all other relief, all reasonable attorneys' fees, out-of-pocket costs and disbursements relating to such litigation.

                                      *****






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         IN WITNESS WHEREOF, the Company has caused this instrument to be executed effective as of the date first above written.

                                           AC SAFETY HOLDING CORP.


                                           By: /s/ Douglas R. Korn
                                               --------------------------------
                                                Name:  Douglas R. Korn
                                                Title:  President